Exhibit 99.2

[GoAmerica letterhead]

CONTACT:  Investor Relations
          201-996-1717
          investors@goamerica.com


           GOAMERICA RETAINS INVESTMENT BANK DANIELS & ASSOCIATES TO
                     ADVISE ON STRATEGIC GROWTH INITIATIVES

                    Company To Advance Plans for Acquisitions

HACKENSACK, NJ, - November 16, 2004 - GoAmerica, Inc. (NASDAQ: GOAM) today announced that is has retained a leading investment banking firm, Daniels & Associates, to advise the Company on strategic growth opportunities, including identifying acquisition candidates.

"Daniels & Associates is widely recognized for its expertise in providing investment banking services to the telecommunications industry," said Dan Luis, CEO of GoAmerica. "We are excited to have the Daniels team assist us in furthering a strategy focused on growth, profit, and maximizing shareholder value."

"GoAmerica has successfully restructured its business, and we look forward to lending our expertise to the execution of the Company's strategic growth plans," stated Steve Hubbard, Vice President at Daniels.

Interested parties can sign up to receive email updates and information on GoAmerica developments: http://www.goamerica.com/register.

About Daniels & Associates

Founded in 1958, Daniels & Associates is a leader in financial services to the cable, media, Internet and telecommunications industries worldwide. The company assists clients with mergers & acquisitions, private equity & debt financings and financial advisory engagements. Daniels is a major force in the U.S. mergers & acquisitions market with more than $98 billion in total transactions. In 2003 Thomson Financial Securities Data ranked Daniels first among financial advisors in number of completed mergers & acquisitions transactions in the U.S. telecom, cable and broadcast sectors. Daniels completed 64 transactions with an aggregate value of over $1.6 billion in 2003. For more information visit www.danielsonline.com.

About GoAmerica

GoAmerica(R) is a leading provider of wireless telecommunications services for people with hearing loss. The Company's vision is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. WyndTell(R) -- a GoAmerica service-is the wireless service of choice for thousands of deaf consumers across the U. S., and was recognized for Excellence in Universal Design and Technology, by the California Governor's Committee for the Employment of Disabled Persons. For more information, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717.

The statements contained in this news release (including our estimate regarding the availability and sufficiency of cash resources) that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are also trademarks or service marks of GoAmerica. Other names may be trademarks of their respective owners.

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